SUBSIDIARIES OF MERRIMAC INDUSTRIES, INC. (the "Company")


                                                              Percentage owned
           NAME                Jurisdiction of Organization    by the Company
           ----                ----------------------------    ----------------
 1.  Merrimac International,          Virgin Islands,
     Inc., FSC                            U.S.A.                     100%

 2.  Merrimac Industries                Province of
     (Ontario) Ltd.                   Ontario, Canada                100%

 3.  Industrias Merrimac
     Incorporada, S.A.                   Costa Rica                  100%

 4.  Merrimac Europe Limited           United Kingdom                100%


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